ILLUMINA, INC.
AMENDED AND RESTATED 2015 STOCK AND INCENTIVE PLAN
(as amended and restated February 1, 2023)

1.Purposes of the Plan. The purposes of this Amended and Restated 2015 Stock and Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Awards (including Stock Grants, Stock Units, and Stock Appreciation Rights) and Cash Awards may also be granted under the Plan.
2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.
(b)“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.
(c)“Applicable Laws” means the requirements relating to the administration of equity incentive plans, the grant of Awards and the issuance of Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the Nasdaq Global Select Market or any other Nasdaq Stock Market, stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws or regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.
(d)“Award” means an Option, a Stock Award, or a Cash Award granted in accordance with the terms of the Plan.
(e)“Award Agreement” means a Stock Award Agreement, Cash Award Agreement, and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.
(f)“Board” means the Board of Directors of the Company.
(g)“Cash Award” means a bonus opportunity awarded under Section 14 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).
(h)“Code” means the U.S. Internal Revenue Code of 1986, as amended. All references herein to specific sections of the Code shall include any successor provisions of the Code or corresponding sections of any future U.S. federal tax code.
(i)“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.
(j)“Common Stock” means the common stock of the Company, par value USD 0.01 per share, and such other securities of the Company into which the Common Stock may be converted or that may be substituted for the Common Stock pursuant to Section 15 hereof.
(k)“Company” means Illumina, Inc., a Delaware corporation, and any successor thereto.
(l)“Consultant” means any natural person, including an advisor, who renders bona-fide services to the Company or a Parent or an Affiliate of the Company, and which services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
(m)“Corporate Transaction” means any of the following:
(i)any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),
(ii)the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

(iii)the acquisition of beneficial ownership of more than 50% of the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act); or
(iv)a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new Director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director.
Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Corporate Transaction if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction.
(n)“Director” means a member of the Board.
(o)“Disability” means that the Participant would qualify to receive benefit payments under the long-term disability policy, as it may be amended from time to time, of the Company or the Affiliate of the Company to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Affiliate of the Company to which the Participant provides services does not have a long-term disability policy in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code and for purposes of non-qualified deferred compensation subject to Section 409A of the Code the payment timing of which coincides with or made by reference to a Disability, “Disability” shall have the meaning ascribed to in the Section 409A of the Code.
(p)“Dividend Equivalent Right” means a right to receive, in such form and on such terms as the Administrator may determine, the equivalent value of a dividend or distribution paid by the Company, if any, on one of its Shares (in cash or in Shares), that would be payable on the number of Shares subject to a Stock Unit.
(q)“Effective Date” means the date on which the Board approves the Plan, provided that the 2023 Share Reserve Increase and the Plan Term Extension shall be subject to, and shall not become effective without, approval by the Company’s stockholders. Notwithstanding the foregoing, Awards may be granted with respect to Shares reserved under the 2023 Share Reserve Increase prior to the date the Company’s stockholders have approved the Plan, provided that any such Shares shall not be issuable prior to the date the Company’s stockholders have approved the Plan.
(r)“Employee” means any person, including Officers and Inside Directors, employed by the Company or any Parent or Affiliate of the Company; provided, however, that for purposes of the eligibility requirements applicable to the grant of Incentive Stock Option, “Employee” shall mean any person employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not be deemed to cease Employee status by reason of (i) any leave of absence approved by the Company or any Parent or Affiliate of the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Affiliate of the Company, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
(s)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
(t)“Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)if the Common Stock is listed on any established stock exchange or traded on a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing selling price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)if the Common Stock is regularly quoted by a recognized securities dealer or other quotation system but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator to be reasonable and in compliance with Section 409A of the Code to the extent the Awards are intended to be exempt from or in compliance with Section 409A of the Code.
Notwithstanding the foregoing, for income tax and/or social security reporting purposes under U.S. federal, state, local or non-US law and for such other purposes as the Administrator deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time. In all cases, the determination of Fair Market Value by the Company shall be conclusive and binding on all persons.
(u)“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.
(v)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder and as designated in the applicable Option Agreement.
(w)“Inside Director” means a Director who is an Employee.
(x)“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option and/or as designated in the applicable Option Agreement, or an Incentive Stock Option that fails to so qualify.
(y)“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.
(z)“Officer” means a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(aa)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(bb) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
(cc) “Optioned Shares” means the Shares subject to an Option.
(dd)“Optionee” means the holder of an outstanding Option granted under the Plan.
(ee) “Outside Director” means a Director who is not an Employee.
(ff) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code or any successor provision.
(gg) “Participant” means any holder of one or more Options, Stock Awards or Cash Awards, or the Shares issuable or issued pursuant to such Awards, under the Plan.

(hh) “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
(ii) “Plan” means this 2015 Stock and Incentive Plan, as amended and restated as of the Effective Date, and which may be further amended from time to time.
(jj) “Predecessor Plan” means the Illumina, Inc. 2005 Stock and Incentive Plan, as amended and restated.
(kk) “Outstanding Qualified Performance-Based Compensation” means any compensation granted prior to November 3, 2017 and that is outstanding as of the Effective Date and is intended to constitute “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code. For the avoidance of doubt, all provisions of the Plan governing the Outstanding Qualified Performance-Based Compensation that were in effect prior to the Effective Date shall continue in effect with respect to Outstanding Qualified Performance-Based Compensation, notwithstanding the elimination of such provisions from the Plan.
(ll) “Performance Criteria” means any one or more performance criteria that may be selected for purposes of establishing the Performance Goal(s), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Parent, Affiliate of the Company or business segment of the Company or an Affiliate of the Company, either individually, alternatively or in any combination, and measured over the Performance Period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in an Award and which may include, but is not limited to, any of the following: (i) cash flow or cash flow per Share; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) recruiting and maintaining personnel, improvement in workforce diversity, fostering health and wellbeing, furthering climate positive actions, and other environmental, social or governance objectives.
(mm) “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of an Affiliate of the Company, the performance of a division or a business unit of the Company or an Affiliate of the Company, or the performance of an individual. The Administrator, in its discretion, may appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event (including arising from litigation), or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
(nn) “Plan Term Extension” has the meaning assigned in Section 7 hereof.
(oo) “Rule 16b-3” means Rule 16b-3 of the Exchange Act, as the same may be amended from time to time, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(pp) “Service Provider” means (i) an individual rendering services to the Company or any Parent or Affiliate of the Company in the capacity of an Employee or Consultant or (ii) an individual serving as a Director.
(qq) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 hereof.
(rr) “Stock Appreciation Right” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares granted under Section 13 hereof.
(ss) “Stock Award” means a Stock Grant, a Stock Unit or a Stock Appreciation Right granted under Sections 12 or 13 below or other similar awards granted under the Plan (including phantom stock rights).

(tt) “Stock Award Agreement” means a written agreement, the form(s) of which shall be approved from time to time by the Administrator, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(uu) “Stock Grant” means the award of a certain number of Shares granted under Section 12 below.
(vv) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise explicitly provided for by the Administrator.
(ww) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.
(xx) “Tax-Related Items” means U.S. federal, state and/or local taxes, and/or taxes imposed by jurisdictions outside of the U.S. (including, but not limited to, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax obligations, stamp taxes, and any other taxes or tax-related item that may be due) required by law to be withheld, including any employer liability shifted to the Participant under the terms of the Award Agreement or otherwise.
(yy) “2023 Share Reserve Increase” means an increase to the number of Shares available for issuance pursuant to Awards granted under the Plan as contemplated under Section 3(a) and which shall be equal to 8,000,000 Shares.
3.Stock Subject to the Plan.
(a)Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares that may be issued and sold pursuant to Awards granted under the Plan shall be the sum of (i) the 2023 Share Reserve Increase, plus (ii) 2,700,000 Shares, plus (iii) any Shares which as of the Effective Date are available for issuance under the Predecessor Plans and which following the Effective Date are not issued under the Predecessor Plans (including Shares that are subject to awards outstanding under the Predecessor Plans that expire, are cancelled or otherwise terminate unexercised, or Shares that otherwise would have reverted to the share reserve of the Predecessor Plans following the Effective Date). Anything in the foregoing to the contrary notwithstanding, the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall in no event exceed 8,000,000.
(b)The Shares may be authorized, but unissued, or reacquired Shares, including Shares repurchased by the Company on the open market.
(c)If an outstanding Award expires or terminates for any reason prior to the Shares subject thereto having been issued in full, the unpurchased or unissued Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price or otherwise forfeited to the Company in connection with termination of a Participant’s status as a Service Provider, such Shares shall become available for future grant under the Plan or as a result of the cancellation of an Award. Notwithstanding the provisions of this Section 3(c), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. Notwithstanding the first sentence of this Section 3(c) , the following Shares shall be counted against the maximum number of Shares available for issuance pursuant to Section 3(a) hereof and shall not be returned to the Plan: (i) Shares covered by an Award which are surrendered in payment of the Award exercise or purchase price or in satisfaction of obligations for Tax-Related Items incident to the exercise, vesting or settlement of an Award; (ii) Shares that are not issued or delivered as a result of the net settlement of an outstanding Award; or (iii) Shares that are repurchased on the open market with the proceeds of the exercise of an Option.

(d)To the extent permitted by Applicable Law or any stock exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by Applicable Law or any stock exchange rule, in the event that a company acquired by (or combined with) the Company or an Affiliate of the Company has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, at the discretion of the Administrator, be used for Awards under the Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Affiliate of the Company prior to such acquisition or combination.
4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Section 162(m). Outstanding Qualified Performance-Based Compensation shall be administered by a Committee comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3 and shall be granted by a Committee comprised solely of “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Exchange Act or by the Board.
(iv)Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board, (B) a Committee, which committee shall be constituted to satisfy Applicable Laws or (C) subject to the Applicable Laws and the Company’s corporate governing rules and documents, one or more persons or a body to whom the Board or Committee has delegated authority with the powers vested in the Board or the Committee under the Plan.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
(i)to determine the Fair Market Value of the Common Stock in accordance with Section 2(r) of the Plan;
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine the number of Shares or amount of cash to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include, but are not limited to, the exercise price and/or purchase price (if applicable), the time or times when Awards may be exercised (which may be based on Performance Criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions (which shall be limited to a Participant’s death or Disability), the acceptable forms of consideration, the term and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;
(vi)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or facilitating compliance with Applicable Laws or to take advantage of special tax treatment available under Applicable Laws;
(viii)to modify or amend each Award, including the discretionary authority to extend the post-termination exercisability or purchase period of Awards longer than is originally provided for in the Award Agreement and accelerate the vesting and/or exercisability or waiver of forfeiture restrictions in the event of a Participant’s death or Disability, provided that any amendment that materially and adversely impacts the rights of a Participant under an Award shall not become effective without the Participant’s consent unless the amendment is necessary or desirable, as determined in the sole discretion of the Administrator, to facilitate compliance with Applicable Laws or as contemplated in Section 23 hereof;
(ix)to allow Participants to satisfy Tax-Related Items by electing to have the Company withhold from the Shares to be issued upon exercise or settlement of an Award that number of Shares having a market value equal to the minimum amount required to be withheld or such other amount that will not result in adverse accounting consequences to the Company. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
(x)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and
(xi)to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards or Shares issued under the Plan.
5.Eligibility. Nonstatutory Stock Options, Stock Awards and Cash Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. A Service Provider who is subject to taxation in the U.S. and who is providing services to an Affiliate of the Company may be granted Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of the Treasury Regulations promulgated under Section 409A of the Code.
6.Limitations.
(a)Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding designation as an Incentive Stock Option, no installment under such an Option shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value of the Shares (determined at the date of grant) for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Shares or other securities for which such Option or any other Incentive Stock Options granted to Optionee prior to the date of grant (whether under the Plan or any other plan of the Company or any Parent or Subsidiary of the Company) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars (USD 100,000) in the aggregate. Should such One Hundred Thousand Dollar (USD 100,000) limitation be exceeded in any calendar year, the Option shall nevertheless become exercisable for the excess Optioned Shares in such calendar year as a Nonstatutory Stock Option. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.
(b)Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor shall they interfere in any way with the Participant’s right or the right of the Company, its Parent or any Affiliate of the Company, as applicable, to terminate such relationship at any time, with or without cause.
7.Term of Plan. The Plan shall become effective on the Effective Date, provided that the 2023 Share Reserve Increase and the Plan Term Extension shall be subject to, and shall not become effective without, approval by the Company’s stockholders. Unless the Plan is terminated earlier pursuant to Section 16 hereof, the Plan shall terminate on, and no Awards shall be granted following, January 31, 2033 (the “Plan Term Extension”). All Awards outstanding at the time the Plan terminates shall continue to have force and effect in accordance with the provisions of the applicable Award Agreement.

8.Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall not exceed ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
9.Option Exercise Price and Consideration.
(a)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
(i)In the case of an Incentive Stock Option:
(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
(B)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(ii)In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant for Options that are intended to be exempt from Section 409A of the Code.
(b)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions (including any vesting conditions) that must be satisfied before the Option may be exercised.
(c)Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:
(i)cash;
(ii)check;
(iii)other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender (if it is required to eliminate or reduce accounting charges incurred by the Company in connection with the Option, or such other period (if any) required to so eliminate or reduce such charges), and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(iv)consideration received through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (A) a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all Tax-Related Items required to be withheld by the Company by reason of such exercise and (B) the Company to have purchased Shares issued directly to such brokerage firm in order to complete the sale;
(v)by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus Tax-Related Items, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or other form of payment approved by the Administrator.
(vi)a reduction in the amount of any Company liability to the Optionee;
(vii)any combination of the foregoing methods of payment; or
(viii)such other consideration and method of payment for the issuance of Optioned Shares as determined by the Administrator and to the extent permitted by Applicable Laws.

(d)No Repricings of Options or Stock Appreciation Rights. Except as provided in Section 15(a), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Options or Stock Appreciation Rights to an exercise price that is less than the original exercise price or effect repricing through cancellation and re-grants at an exercise price that is less than the original exercise price of such Options or Stock Appreciation Right or cancellation of Options or Stock Appreciation Rights in exchange for cash or another Award at a time when the Option or Stock Appreciation Right has an exercise price that is higher than the Fair Market Value of a Share.
10.Exercise of Option.
(a)Procedure for Exercise; Rights as a Stockholder.
(i)Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.
(ii)An Option shall be deemed exercised when the Company or an agent designated by the Company receives: (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (B) full payment for the Optioned Shares with respect to which the Option is exercised and (C) satisfaction of any Tax-Related Items. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Plan and shall be set forth in the Option Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee and determined by the Company to be in compliance with or necessary under Applicable Laws, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (or dividend equivalent right) or any other rights as a stockholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 hereof.
(iii)Exercising an Option in any manner shall decrease the number of Optioned Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(b)Termination of Optionee’s Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, such Optionee may exercise his or her Option for a period of three (3) months measured from the date of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement); provided, however, that, unless otherwise provided by the Administrator in the Option Agreement, any Officer or Outside Director (as of the date of termination) may exercise his or her Option for a period of twelve (12) months measured from the date of termination, or such other period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to all the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan, unless otherwise provided in the Option Agreement. To the extent the Optionee does not, within the post-termination time period determined pursuant to this Section 10(b), exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.

(c)Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within twelve (12) months of termination, or such other period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan unless otherwise provided in the Option Agreement. To the extent the Optionee does not, within the post-termination time period determined pursuant to this Section 10(c), exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.
(d)Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within twelve (12) months following Optionee’s death, or such other period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan unless otherwise provided in the Option Agreement. To the extent the Option is not, within the post-termination time period determined pursuant to this Section 10(d), exercised for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.
11.Limited Transferability of Options. An Option generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided however that, if permitted by the Administrator, Nonstatutory Stock Options may be transferred by instrument to an inter vivos or testamentary trust in which the Nonstatutory Stock Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to Immediate Family Members of the Optionee. Such beneficiary or beneficiaries or Immediate Family Member to whom an Option has been transferred shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Optionee’s death.
12.Stock Grants and Stock Unit Awards. Each Stock Award Agreement reflecting the issuance of a Stock Grant or Stock Unit shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(a)Consideration. A Stock Grant or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company, a Parent or an Affiliate of the Company for its benefit.
(b)Vesting. Shares of Common Stock awarded under an agreement reflecting a Stock Grant and a Stock Unit award may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Administrator.
(c)Termination of Participant’s Relationship as a Service Provider. In the event a Participant’s relationship as a Service Provider terminates, (i) the Company may reacquire any or all of the Shares held by the Participant or (ii) the Shares or Stock Units subject to the Stock Award Agreement may be forfeited, in each case, to the extent such Shares or Stock Units, as applicable, have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the Stock Award Agreement.

(d)Transferability. Except as determined by the Administrator, no rights to acquire Shares under a Stock Grant or a Stock Unit shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. To the extent and under such terms and conditions as determined by the Administrator and provided such transfer is consistent with securities offerings registered on a Form S-8, a Participant may assign or transfer a Stock Grant or a Stock Unit without consideration to an Immediate Family Member; provided that such Immediate Family Member shall be bound by and subject to all of the terms and conditions of the Plan and the Stock Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.
(e)Dividend Equivalent Rights; Dividends. Any Participant selected by the Administrator may be granted Dividend Equivalent Rights based on the dividends, if any, declared on the Shares that are subject to any Stock Unit, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is vests or is settled, as determined by the Administrator and set forth in the applicable Award Agreement. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. To the extent Shares subject to a Stock Unit are subject to vesting conditions, any Dividend Equivalent Rights relating to such Shares shall either (i) not be paid or credited or (ii) be accumulated and subject to vesting, restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed. For a Stock Award that is subject to vesting, restrictions or risk of forfeiture, dividends shall be accumulated with respect to the underlying Shares and made subject to any vesting, restrictions and risk of forfeiture to which the underlying Stock Award is subject.
(f)No Stockholder Rights. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to a Stock Unit. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 hereof.
13.Stock Appreciation Rights.
(a)General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement, except as provided below.
(b)Exercise Price. The exercise price per Share subject to a Stock Appreciation Right shall be determined by the Administrator, provided that the exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the date of grant for Stock Appreciation Rights that are intended be exempt from Section 409A of the Code.
(c)Term. The term of any Stock Appreciation Right granted under the Plan shall not exceed ten years.
(d)Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the exercise price per Share covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the award as the Administrator may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(e)Transferability. Except as determined by the Administrator, no Stock Appreciation Rights shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. To the extent and under such terms and conditions as determined by the Administrator and provided such transfer is consistent with securities offerings registered on a Form S-8, a Participant may assign or transfer a Stock Appreciation Right without consideration to an Immediate Family Member; provided that such Immediate Family Member shall be bound by and subject to all of the terms and conditions of the Plan and the Stock Award Agreement relating to the transferred Stock Appreciation Right and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.
(f)No Stockholder Rights. Unless and until any Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (or Dividend Equivalent Rights) or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right.
14. Cash Awards. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more Performance Goals established for a Performance Period. Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the Performance Goal that shall determine the amount of payment, (iii) the Performance Period as to which the Performance Goal shall be measured for determining the amount of any payment, (iv) the timing and form of any payment earned by virtue of the attainment level of the Performance Goal, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions (including, without limitation, the effect that a termination as a Service Provider shall have on any Cash Award) and in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.
15.Adjustments Upon Changes in Capitalization, Dissolution or Corporate Transaction.
(a)Changes in Capitalization. Subject to any required action by the stockholders of the Company and in compliance with Applicable Laws, (i) the number, class or kind of shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals or criteria with respect thereto), and (iii) the number, class or kind of securities as well as the price per security subject to each outstanding Award, may be adjusted proportionately by the Committee in its sole discretion as it deems equitable for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend or other distribution (whether in the form of cash, Shares, other securities, or other property other than a regular cash dividend that does not affect the Share or the value of the Shares), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, reclassification of the Common Stock, or exchange of Shares or other securities of the Company, or any increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or other change in the corporate structure of the Company affecting the Shares or their value; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided further, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto), the Company shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring; and provided, further, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Administrator in its sole discretion. Any adjustment affecting an Award that is subject to Section 409A of the Code shall be made consistent with the requirements of Section 409A. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may (but need not) provide for a Participant to have the right to exercise his or her Option or Stock Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option or Stock Award would not otherwise be exercisable. In addition, the Administrator may (but need not) provide that any Company repurchase option applicable to any unvested Shares purchased upon exercise of an Option or issued under a Stock Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Corporate Transaction.
(i)Unless otherwise provided in an Award Agreement, in the event of a Corporate Transaction in which the successor company or affiliate assumes, substitutes or otherwise replaces an Award (as further described in Section 15(c)(i)(C) below, if a Participant’s employment with such successor company (or an affiliate thereof) terminates on an involuntary basis within 24 months following such Corporate Transaction, the following treatment shall apply:
(A)For Awards, the vesting of which is conditioned solely on the continued service with the Company or an Affiliate (“Time-Based Awards”): (1) Options or Stock Appreciation Rights outstanding as of the date of such termination of the Participant’s relationship as a Service Provider will immediately vest and become fully exercisable, and (2) restrictions and vesting conditions on Stock Grants and Stock Unit Awards shall lapse and the Stock Grants and Stock Units shall become free of all restrictions and limitations and become fully vested, subject to compliance with Section 409A of the Code.
(B)For Awards, the vesting of which is based, in whole or in part, on the attainment of Performance Goals (“Performance-Based Awards”), the restrictions shall lapse and the Award shall become free of all restrictions and limitations and shall vest with respect to the target level number of Shares subject to the Award; and
(C)For the purposes of this Section 15(c), an Award shall be considered assumed or substituted for, or replaced if following the Corporate Transaction the Award (1) confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Corporate Transaction by holders of each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Corporate Transaction is not solely common stock of the successor company, the Administrator may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award for each Share subject thereto, will be solely common stock of the successor company substantially equal in Fair Market Value to the per Share consideration received by holders of Shares in the transaction constituting a Corporate Transaction, and (2) provides for terms and conditions, including vesting conditions, similar to those that applied to the Award immediately prior to the Corporate Transaction; provided that with respect to Performance-Based awards, the Performance Goals shall be deemed attained at the target level and time- and service-based vesting considerations shall remain in effect. For the avoidance of doubt, clause (2) in the foregoing sentence means that Awards that are assumed, substituted or replaced shall continue to vest on similar terms and conditions as applied to the Awards immediately prior to the Corporate Transaction if a Participant’s employment with such successor company (or an affiliate thereof) continues without interruption following the Corporate Transaction. The determination of such substantial equality of value of consideration and similarity terms and conditions shall be made by the Administrator in its sole discretion and its determination shall be conclusive and binding.
(ii)Unless otherwise provided in an Award Agreement, in the event of a Corporate Transaction in which the successor company or an affiliate does not assume, substitute or otherwise replace an Award the following treatment shall apply:

(A)For Time-Based Awards, (1) those Options or Stock Appreciation Rights outstanding as of the date of the Corporate Transaction shall immediately vest and become fully exercisable immediately prior to the Corporate Transaction, and (2) restrictions on Stock Grants and Stock Units shall lapse and the Stock Grants and Stock Units shall become free of all restrictions and limitations and become fully vested immediately prior to the Corporate Transaction, subject to compliance with Section 409A of the Code;
(B)For Performance-Based Awards, the restrictions shall lapse and the Award shall become free of all restrictions and limitations and, immediately prior to the Corporate Transaction, shall vest with respect to the target number of Shares subject to the Award; and
(C)In its discretion, and on such terms and conditions as it deems appropriate coincident with and after the grant of an Award, the Administrator may provide that, upon the occurrence of a Corporate Transaction, each vested Option or Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such vested Option or Stock Appreciation Right an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Corporate Transaction over the exercise price per Share of such Option or Stock Appreciation Right, such amount payable in cash, in one or more kinds of shares or property (including the shares or property, if any, payable in the transaction) or in a combination thereof, as the Administrator, in its discretion, shall determine, subject to any notice period set forth in any sub-plan to the Plan to comply with local law.
(iii)Notwithstanding the foregoing, as may be determined by the Administrator, any such adjustment shall not (i) cause an Award which is exempt from Section 409A of the Code to become subject to Section 409A of the Code or (ii) cause an Award subject to Section 409A of the Code not to comply with the requirements of Section 409A of the Code.
16.Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend or terminate the Plan. However, the Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. In addition, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant under any grant theretofore made, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, provided that amendments to facilitate compliance with Applicable Laws, as determined in the sole discretion of the Administrator as otherwise contemplated in Section 23 may be made without the consent of the Participant. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
17.Conditions Upon Issuance of Shares. Awards shall not be granted and Shares shall not be issued pursuant to the exercise, vesting or settlement of an Award unless the grant of the Award, the exercise, vesting or settlement of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
18.Inability to Obtain Authority. If the Company is unable or if it is impractical for the Company to obtain authority from any regulatory body having jurisdiction (including under Section 17), which authority is deemed by the Company’s counsel to be necessary to the lawful grant of Awards and issuance and sale of any Shares hereunder, the Company shall be relieved of any liability in respect of the failure to grant such Awards or issue or sell such Shares as to which such requisite authority shall not have been obtained.
19.Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
20.Stockholder Approval. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted or after any amendment requiring stockholder approval is made. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

21.Withholding Taxes. The Company or any Affiliate of the Company, as applicable, shall have the authority and the right to deduct or withhold, or to require a Participant to remit to the Company or one or more of its Affiliates, the amount of any Tax-Related Items concerning a Participant arising as a result of the Participant’s participation in the Plan or to take such other action as may be necessary or appropriate in the opinion of the Company or an Affiliate of the Company, as applicable, to satisfy such Tax-Related Items. The Company may defer making payment of an Award if any such Tax-Related Items may be pending unless and until indemnified to its satisfaction and neither the Company nor any Affiliate shall have any liability to any Participant for exercising the foregoing right. The Committee may, in its sole discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the Tax-Related Items arising in connection with an Award by, one or a combination of the following: (a) having the Participant pay an amount in cash (by check or wire transfer), (b) having the Company or Affiliate withhold from the Participant’s wages or other cash compensation; (c) having the Company withholding from the proceeds of the sale of Shares underlying an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf, without need of further authorization; (d) having the Company withhold Shares otherwise issuable under an Award (or allowing the return of Shares) sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items; (e) having the Participant deliver Shares (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Company to avoid adverse accounting treatment under applicable accounting standards) sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items; (f) requiring the Participant to repay the Company or Affiliate, as applicable, in cash or in Shares, for Tax-Related Items paid on the Participant's behalf, or (vii) any other method of withholding determined by the Committee that is permissible under Applicable Laws.
22.Fractional Shares. Unless the Administrator provides otherwise, no fractional Shares shall be issuable by the Company pursuant to the exercise or settlement of Awards under the Plan. The Administrator shall also have the authority to determine whether fractional Shares subject to an Award shall be rounded down or a cash payment shall be made in lieu of fractional Shares.
23.Section 409A. Except as provided in Section 26 hereof, to the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date the Plan became effective. Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Award determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date the Plan became effective), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.
24.No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (a) qualify an Award for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 26 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any affiliate of the Company based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

25.Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions on an Award as the Administrator determines necessary or appropriate, including, without limitation, a reacquisition right in respect of previously-acquired Shares or other cash or property upon the occurrence of cause (as determined by the Administrator).